                                                        Exhibit 5






                            May 25, 1994


Appalachian Power Company
40 Franklin Road, S.W.
Roanoke, Virginia 24011

Dear Sirs:

          With respect to the Registration Statement on Form S-3 (the "Registration Statement") of Appalachian Power Company (the "Company"), relating to the issuance and sale in one or more transactions from time to time of the Company's Cumulative Preferred Stock, without par value, with an aggregate involuntary liquidation amount of up to $30,000,000 (the "Preferred Stock"), we wish to advise you as follows:

          We are of the opinion that when the steps mentioned in the next paragraph have been taken, the Preferred Stock will be legally issued, fully paid and non-assessable.

          The steps to be taken which are referred to in the next preceding paragraph consist of the following:

          (1) Appropriate definitive action by the Board of Directors of the Company with respect to the proposed transactions set forth in the Registra-tion Statement;

          (2)  Appropriate action by and before the State
               Corporation Commission of Virginia (the "Virginia
               Commission") and the Tennessee Public Service
               Commission in respect of the proposed transactions set forth in the Registration Statement;

          (3) Compliance with the Securities Act of 1933, as amended;

          (4) Appropriate corporate approvals and execution and filing of Articles of Amendment setting forth the designation, description and terms of the Preferred Stock with the Virginia Commission and issuance by the Virginia Commission of its Certificate in regard thereto and the filing of copies thereof in other required offices of record; and

          (5) Issuance and sale of the Preferred Stock in accordance with the governmental and corporate authorizations aforesaid.

          Insofar as this opinion relates to matters governed by laws of the Commonwealth of Virginia or the States of West Virginia or Tennessee, this firm has consulted and may consult further with local counsel in which this firm has confidence and will rely, as to such matters, upon such opinions or advice of such counsel which will be delivered to this firm prior to the closing of the sale of the Preferred Stock.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and the inclusion of the statements in regard to us set forth in the Registration Statement under the caption "Legal Opinions".

                                   Very truly yours,

                                   /s/ Simpson Thacher & Bartlett

                                   SIMPSON THACHER & BARTLETT